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                         SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, D.C.  20549



                                      FORM 8-K

                                   CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(D) OF THE
                          SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported)       February 23, 1998
                                                 -----------------------------


                             Westminster Capital, Inc.
                      (Formerly FarWest Financial Corporation)
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                 (Exact name of registrant as specified in charter)


           Delaware                      1-4923                95-2157201
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 (State or other jurisdiction    (Commission file number)    (IRS employer
jurisdiction of incorporation)                             identification no.)


9665 Wilshire Boulevard, Suite M-10, Beverly Hills, California       90212
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(Address of principal executive offices)                           (Zip Code)


Registrant's telephone number, including area code      (310) 278-1930
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ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS


     On February 26, 1998, "Registrant" sold the 40% of the issued and outstanding common stock of Pink Dot, Inc. ("Pink Dot") owned by Registrant ("Registrant's Pink Dot Stock") to William Toro, owner of the other 60% of the common stock of Pink Dot ("Toro's Pink Dot Stock") and the chief executive officer of Pink Dot, for a purchase price of $6,000,000. The purchase price is evidenced by Mr. Toro's promissory note ("Purchase Note") in the principal amount of $6,000,000, due and payable on May 27, 1998 together with interest at the rate of 9% per annum accruing from March 28, 1998 to the due date. The Purchase Note is secured by a pledge by Mr. Toro of 100% of the issued and outstanding common stock of Pink Dot ("Collateral").

     In connection with the sale of Registrant's Pink Dot Stock, two outstanding promissory notes payable to Registrant by Pink Dot were replaced by two new promissory notes ("Replacement Notes"). One promissory note in the original principal amount of $2,500,000 together with accrued but unpaid interest through February 26, 1998 in the amount of $302,640, was replaced by a Replacement Note in the principal amount of $2,802,640. The second promissory note in the nominal original principal amount of $1,000,000, of which $415,000 had been advanced through February 26, 1998, together with accrued but unpaid interest in the amount of $21,193, was replaced with a Replacement Note in the principal amount of $436,193. The Replacement Note in the principal amount of $2,802,640 bears interest at the "Prime Rate" as announced from time to time by Bank of America, not to exceed 10% per annum, and the Replacement Note in the principal amount of $436,193 bears interest at the rate of 8% per annum. Both Replacement Notes provide for payment of interest monthly commencing March 28, 1998 and provide for payment of the entire principal balances on March 26, 2000. Both Replacement Notes are secured by the furniture, fixtures, equipment, trademarks, trade names, service marks, accounts receivable, all other tangible assets of Pink Dot, and all additions and substitutions thereto.

     The purchase and sale of Registrant's Pink Dot Stock was made pursuant to an Option and Stock Purchase Agreement dated November 10, 1997, as amended December 16, 1997, (collectively "Purchase Agreement") negotiated at arms-length between Registrant and Mr. Toro. The Purchase Agreement gave Registrant the right to purchase the Toro Pink Dot Stock prior to March 10, 1998 for a purchase price of $7,000,000, and further provided that, in the event that Registrant elected not to purchase the Toro Pink Dot Stock, Registrant was obligated to sell and Mr. Toro was obligated to purchase Registrant's Pink Dot Stock for a purchase price of $6,000,000 to be paid at Mr. Toro's election in cash or by delivery of the Purchase Note secured by the Collateral. After evaluating Pink Dot, Registrant determined that it was more advantageous to sell Registrant's Pink Dot Stock than to purchase Toro's Pink Dot Stock.




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ITEM 5.  OTHER EVENTS

     The Franchise Tax Board of the State of California ("FTB") submitted a settlement agreement to Registrant proposing a settlement of Registrant's claims for refund in the amounts of $2,959,619 for the income year ended December 31, 1987 and $412,119 for the income year ended December 31, 1988 and on February 23, 1998, Registrant signed the settlement agreement, indicating its willingness to accept the proposed settlement.

     Under procedures of the FTB for settlement of refund claims, the settlement is not binding on the state until the office of the Attorney General of the State of California and the executive board of the FTB each makes an independent review of the claim for refund and the bases for the proposed settlement and accepts the proposed settlement agreement. While Registrant has signed the proposed settlement agreement, no assurance can be given that the settlement will be accepted by the office of the Attorney General or the executive board of the FTB.

     Under the terms of the proposed settlement agreement, the State of California would refund 50% of the amounts claimed for refund by Registrant plus interest on those amounts from the date the taxes were originally paid. The settlement agreement calculates the amount of taxes and interest through June 30, 1997 to be refunded as $4,051,407.50. If the settlement is approved, additional interest will be due calculated from July 1, 1997 to the date the settlement is accepted by the Attorney General and the executive board of the FTC, computed at the rate of 9% compounded daily.

     In 1992 Registrant established a valuation allowance of 50% of the refund claims plus accrued interest, adjusting the carrying value of the claims to $1,954,000 at December 31, 1992 to reflect the uncertainties attributable to the FTB's objections to the refund claims. In the fourth quarter of 1994, Registrant received preliminary audit results from the FTB which proposed to deny the refund claims. Due to uncertainties and the length of time Registrant recognized it would take to resolve the matter, Registrant established an additional provision for unresolved tax issues of $1,954,000 during 1994, effectively fully reserving the refund claims.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

     (a)  Financial Statements.  None

     (b)  Pro Forma Financial Information.  None

     (c)  Exhibits
          Exhibit 2.1 -  Option and Stock Purchase Agreement dated November 10,
                         1997.
          Exhibit 2.2 -  Amendment to Option and Stock Purchase Agreement dated
                         December 16, 1997.
          Exhibit 2.3 -  Secured Promissory Note in the amount of $6,000,000 dated February 26, 1998.



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                                     SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              Westminster Capital, Inc.


Date:  March 5, 1998          /s/ Keenan Behrle
                              -----------------------------------
                              Keenan Behrle
                              Executive Vice President













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